UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Apexigen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39488	85-1260244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Industrial Road Suite C
San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 931-6236

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APGN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2023, Apexigen, Inc., a Delaware corporation (“Apexigen”), completed the previously announced strategic combination contemplated by that certain Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), with Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology”), and Ascent Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Pyxis Oncology (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Apexigen, with Apexigen surviving as a wholly owned subsidiary of Pyxis Oncology (the “Merger”).

At the effective time of the Merger (the “Effective Time”):

a)
Each share of common stock, par value $0.0001 per share, of Apexigen (“Apexigen Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, and (ii) any shares of Apexigen Common Stock held directly by Pyxis Oncology or Merger Sub) was automatically converted into the right to receive 0.1725 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of Pyxis Oncology (“Pyxis Oncology Common Stock”). No fractional shares of Pyxis Oncology Common Stock were issued in connection with the Merger and the number of shares of Pyxis Oncology Common Stock issued to Apexigen stockholders was rounded down to the nearest whole share.
b)
Each option to purchase shares of Apexigen Common Stock (each, an “Apexigen Option”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into an option to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Option, the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Option as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent).
c)
Each award of restricted stock units of Apexigen (each, an “Apexigen RSU Award”) outstanding as of immediately prior to the Effective Time was assumed and converted as of the Effective Time into an award of Pyxis Oncology restricted stock units, with substantially similar terms and conditions as were applicable under such Apexigen RSU Award, that covers the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen RSU Award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share).
d)
Each warrant to purchase shares of Apexigen Common Stock (each, an “Apexigen Warrant”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into a warrant to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Warrant, a number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Warrant immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Warrant as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent), with any fractional shares to be dealt with in accordance with the terms of such Apexigen Warrant.

Pyxis Oncology issued approximately 4,344,497 shares of Pyxis Oncology Common Stock as a result of the transaction. The issuance of Pyxis Oncology Common Stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-272510) filed by Pyxis Oncology with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on June 30, 2023 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

The foregoing is a general description of the Merger and Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Apexigen’s Current Report on Form 8-K filed with the SEC on May 24, 2023 and is incorporated herein by reference.

The Merger Agreement has been filed by Apexigen with the SEC and has been described above to provide investors and Apexigen stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Pyxis Oncology, Merger Sub or Apexigen or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Pyxis Oncology’s stockholders or Apexigen’s stockholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Pyxis Oncology, Merger Sub or Apexigen or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Pyxis Oncology and Apexigen publicly file with the SEC.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Apexigen notified the Nasdaq Capital Market (“Nasdaq”) and requested that it suspend trading of Apexigen Common Stock and Apexigen Warrants and remove Apexigen Common Stock and Apexigen Warrants from listing on Nasdaq, in each case, prior to the opening of the market on August 23, 2023. Apexigen also requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist Apexigen Common Stock and Apexigen Warrants from Nasdaq and deregister Apexigen Common Stock and Apexigen Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Apexigen also intends to file with the SEC a Form 15 with respect to Apexigen Common Stock and Apexigen Warrants, requesting that Apexigen Common Stock and Apexigen Warrants be deregistered under Section 12(g) of the Exchange Act and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change in control of Apexigen occurred, and Apexigen is now a wholly owned subsidiary of Pyxis Oncology. The information set forth in Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time: (i) Apexigen’s directors and executive officers ceased serving in such capacities and (ii) Jakob Dupont, M.D., a former director of Apexigen, was appointed to the board of directors of Pyxis Oncology.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, Apexigen’s second amended and restated certificate of incorporation was further amended and restated in its entirety to read as the certificate of incorporation set forth as Exhibit B to the Merger Agreement. Apexigen’s new amended and restated certificate of incorporation is filed as Exhibit 3.1 and is incorporated herein by reference. Also, in connection with the completion of the Merger, Apexigen’s amended and restated bylaws were further amended and restated to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that all references to the name of Merger Sub were changed to refer to the name of Apexigen. Apexigen’s new amended and restated bylaws are filed as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated May 23, 2023, by and among Pyxis Oncology, Merger Sub and Apexigen (incorporated by reference to Exhibit 2.1 of Apexigen’s Current Report on Form 8-K, filed with the SEC on May 24, 2023).

3.1	Amended and Restated Certificate of Incorporation of Apexigen.
3.2	Amended and Restated Bylaws of Apexigen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Apexigen hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Apexigen may request confidential treatment pursuant to Rule 24b-2of the Exchange Act for any exhibits or schedules so furnished

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apexigen, Inc.

Date:	August 23, 2023	By:	/s/ Pam Connealy
Pam Connealy Chief Financial Officer and Chief Operating Officer